Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statements (Form S-8 Nos. 333-6032, 333-7260, 333-132954 and 333-142213), pertaining to the Israel Stock Option Plan, the United States Stock Option Plan, Zone Labs, Inc. 1998 Stock Option Plan and Pointsec Mobile Technologies Inc. 2003 Stock Option Plan, Pointsec Mobile Technologies Inc. 2005 Stock Option Plan, Pointsec Mobile Technologies Inc. 2006 Stock Option Plan of our reports dated March 3, 2009, with respect to the consolidated financial statements of Check Point Software Technologies Ltd. and subsidiaries, and the effectiveness of internal control over financial reporting of Check Point Software Technologies Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
March 3, 2009	A Member of Ernst & Young Global